Exhibit 10(c)(i)

Commercial Note

Borrower:	Nobility Homes Inc.		Date: June 04, 2009
Borrower Address:	3741 S.W. 7th St
Ocala, FL 34474-0000

Loan Amount:	Four Million Dollars and no cents ($4,000,000.00)
Account No.:	5056399	Note No.: 42	Officer: Loren M. Thrasher, 10965

For value received, the borrower(s) named above whether one or more, (the “Borrower”), jointly and severally promise to pay to the order of SunTrust Bank, a Georgia banking corporation (“SunTrust”) without offset in U.S. Dollars and in immediately available funds, the Loan Amount shown above, or the total of all amounts advanced under this commercial note and any modifications, renewals, extensions or replacements thereof (this “Note”) if less than the full Loan Amount is advanced, plus interest and any other amounts due, upon the terms specified below:

Loan Type: Revolving Master Borrowing Loan. This is an open end revolving line of credit. Borrower may borrow an aggregate principal amount up to the Loan Amount outstanding at any one time.

Repayment Terms: Principal is due and payable in full on the Maturity Date, but the Borrower shall be liable for only so much of the Loan Amount as shall be equal to the total amount advanced to the Borrower by SunTrust from time to time, less all payments made by or for the Borrower and applied by SunTrust to principal. Advances under this Note shall be recorded and maintained by SunTrust in its internal records and such records shall be conclusive of the principal and interest owed by Borrower unless there is a material error in such records. Accrued interest will be payable on the 4th day of each month beginning on July 04, 2009, with all unpaid accrued interest due and payable on the Maturity Date.

“Maturity Date” means May 30, 2010 or such date to which this Note may be extended or renewed in the sole discretion of SunTrust by written notice from SunTrust to Borrower.

Interest

Interest will accrue on an actual/360 basis (on the actual number of days elapsed over a year of 360 days). Interest shall accrue from the date of disbursement on the unpaid balance and shall continue to accrue until this Note is paid in full.

This is a variable rate transaction. The interest rate is prospectively subject to increase or decrease without prior notice.

Subject to the above, interest per annum payable on this Note (the “Rate”) shall be a variable rate based on the following Index:

The one month LIBOR Rate as defined on the attached Addendum A, LIBOR Index Rate Addendum.

The Rate shall be equal to the Index plus 2.50% per annum. Adjustments to the Rate shall be effective monthly on the same day of each month beginning July 01, 2009 or the next business day if such date does not fall on a business day. The Rate will never be more than the maximum interest rate permitted by applicable law, nor less than 3.00% per annum.

Collateral

Unless otherwise agreed in writing, any collateral pledged to SunTrust to secure any of the existing or future liabilities of the Borrower to SunTrust shall also secure this Note. To the extent permitted by law, the Borrower grants to SunTrust a security interest in and a lien upon all deposits and investments maintained by the Borrower with SunTrust and any affiliates thereof.

All of the foregoing security is referred to collectively as the “Collateral”. Unless otherwise agreed in writing, the Collateral is security for the payment of this Note and ay other liability (including overdrafts and future advances) of the Borrower to SunTrust, however evidenced, now existing or hereafter incurred, matured or unmatured, direct or indirect, absolute or contingent, several, joint, or joint and several, including any extensions, modifications or renewals. The proceeds of any Collateral may be applied against the liabilities of the Borrower to SunTrust in such order as SunTrust deems proper.

Loan Purpose And Updated Financial Information Required

The Borrower warrants and represents that the loan evidenced by this Note is being made solely for the purpose of acquiring or carrying on a business, professional or commercial activity or acquiring real or personal property as an investment (other than a personal investment) or for carrying on an investment activity (other than a personal investment activity). The Borrower agrees to provide to SunTrust updated financial information, including, but not limited to, tax returns and current financial statements in form satisfactory to SunTrust, as well as additional information, reports or schedules (financial or otherwise), all as SunTrust may from time to time request.

Representations and Warranties

This Note has been duly executed and delivered by Borrower, constitutes Borrower’s valid and legally binding obligations and is enforceable in accordance with its terms against Borrower. The execution, delivery and performance of this Note and the consummation of the transaction contemplated will not, with or without the giving of notice or the lapse of time, (a) violate any material law applicable to Borrower, (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Borrower, (c) violate or result in the breach of any material agreement to which Borrower is a party nor (d) as applicable, violate any charter, bylaws, operating agreement, partnership agreement or any other agreement by which Borrower is bound. No consent, approval, license, permit or other authorization of any third party or any governmental body or officer is required for the valid and lawful execution and delivery of this Note.

Default, Acceleration And Setoff

As used herein the term “Obligor” shall individually and collectively refer to the Borrower and any person or entity that is primarily or secondarily liable on this Note and any person or entity that has conveyed or may hereafter convey any security interest or lien to SunTrust in any real or personal property to secure payment of this Note. An “event of default” shall occur hereunder upon the occurrence of any one or more of the following events or conditions:

(a) the failure by any Obligor to pay when due, whether by acceleration or otherwise, any amounts owed under this Note;

(b) the occurrence of any event of default under any agreement or loan document executed in conjunction with this Note or the failure of any Obligor to perform any covenant, promise or obligation contained in this Note or any other agreement to which any Obligor and SunTrust are parties;

(c) the breach of any representation or warranty of any Obligor contained in this Note or any other agreement with SunTrust;

(d) the failure of any Obligor to pay when due any amount owed to any creditor other than SunTrust under a written agreement calling for the payment of money;

(e) the death, declaration of incompetency, dissolution, liquidation, merger, consolidation, termination or suspension of usual business of any Obligor;

(f) any person or entity, or any group of related persons or entities, shall have or obtain legal or beneficial ownership of a majority of the outstanding voting securities or rights of any Obligor that is not a natural person, other than a person or entity, or any group of related persons or entities that has such majority ownership as of the date of this Note;

(g) the insolvency or inability to pay debts as they mature of any Obligor, the application for the appointment of a receiver for any Obligor, the filing of a petition or the commencement of a proceeding by or against any Obligor under any provision of any applicable Bankruptcy Code or other insolvency law, or statute, or any assignment for the benefit of creditors by or against any Obligor;

(h) the entry of a judgment or the issuance or service of any attachment, levy or garnishment against any Obligor or the property of any Obligor or the repossession or seizure of property of any Obligor;

(i) a determination by SunTrust that a material adverse change in the financial condition of any Obligor has occurred since the date of this Note;

(j) any Obligor commits fraud or makes a material misrepresentation at any time in connection with this Note or any Collateral;

(k) any deterioration or impairment of the Collateral or any decline or depreciation in the value of the Collateral which causes the Collateral in the judgment of SunTrust to become unsatisfactory as to character or value;

(l) the sale or transfer by any Obligor of all or substantially all of such Obligor’s assets other than in the ordinary course of business;

(m) the termination of any guaranty of this Note by a guarantor; or

(n) any other act or circumstances leading SunTrust to deem itself insecure.

SunTrust shall not be obligated to fund this Note or make any advance under this Note if an event of default exists or would exist if such funding occurred or such advance made. Upon the occurrence of an event of default, SunTrust shall, at its option, have the remedies provided herein and by any other agreement between SunTrust and any Obligor or under applicable law, including without limitation, declaring the entire outstanding principal balance, together with all interest thereon and any other amounts due under this Note, to be due and payable immediately without presentment, demand, protest, or notice of any kind, except notice required by law and SunTrust’s obligation to make advances under this Note shall automatically terminate without notice or further action by SunTrust. Upon the occurrence of an event of default under section g above, the entire outstanding principal balance, together with all interest thereon and any other amounts due under this Note, shall automatically become due and payable without presentment, demand, protest, or notice of any kind except notice required by law. Upon the occurrence of an event of default, as of the date of such event of default, SunTrust, at its option, may charge interest on the unpaid balance of this Note at the lesser of (i) the Rate plus 4.00% per annum or (ii) the maximum rate allowed by law (the “Default Rate”) until paid in full. To the extent permitted by law, upon default SunTrust will have the right, in addition to all other remedies provided herein, to set off the amount due under this Note or due under any other obligation to SunTrust against any and all accounts, whether checking or savings or otherwise, credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, held by, owed by, or in the possession of, SunTrust to the credit of or for the account of any Obligor, without notice to or consent by any Obligor. The remedies provided in this Note and any other agreement between SunTrust and any Obligor and by applicable law are cumulative and not exclusive of any other remedies provided by applicable law.

Late Charges And Other Authorized Fees And Charges

If any portion of a payment is at least 10 days past due, the Borrower agrees to pay a late charge of 5% of the amount which is past due. Unless prohibited by applicable law, the Borrower agrees to pay the fee established by SunTrust from time to time for returned checks in a payment is made on this Note with a check and the check is dishonored for any reason after the second presentment. In addition to any other amounts owed under the terms of this Note, the Borrower agrees to pay those fees and charges disclosed in the attached Disbursements and Charges Summary which is incorporated in this Note by reference and, as permitted by applicable law, the Borrower agrees to pay the following: (1) all expenses, including, without limitation, any and all costs incurred by SunTrust related to default, all court costs and out-of-pocket collection expenses and reasonable attorneys’ fees whether suit be brought or not, incurred in collecting this Note; (b) all costs incurred in evaluating, preserving or disposing of any Collateral granted as security for the payment of this Note, including the cost of any audits, appraisals, appraisal updates, reappraisals or environmental inspections which SunTrust from time to time in its sole discretion may deem necessary; (c) any premiums for property insurance purchased on behalf of the Borrower or on behalf of the owner(s) of any Collateral pursuant to any security instrument relating to any Collateral; and (d) any expenses or costs incurred in defending any claim arising out of the execution of this Note or the obligation which it evidences, or otherwise involving the employment by SunTrust of attorneys with respect to this Note and the obligations it evidences. The Borrower agrees to pay such amounts on demand or, at SunTrust’s option, such amounts may be added to the unpaid balance of the Note and shall accrue interest at the stated Rate. Upon the occurrence of an event of default, or after demand and failure to pay if this Note is payable on demand, interest shall accrue at the Default Rate.

Prepayment Provision

Borrower may make a prepayment in any amount at any time without penalty.

Payments

Borrower is directed to make payments at the address indicate don the billing statement provided by SunTrust, or at such place as SunTrust may otherwise indicate in writing. Payments may also be made at those SunTrust branches which accept loan payments, however, the Borrower acknowledges that the Borrower is not directed to make payments at such branches and that SunTrust’s acceptance of payments at such branches is an accommodation to the Borrower which may be revoked at any time in SunTrust’s sole and absolute discretion. All amounts received by SunTrust shall be applied to expenses, late fees and interest before principal or in any other order as determined by SunTrust, in its sole discretion, as permitted by law. Payments will be credited as of the date stamped upon receipt, or as of the standard payment processing date for similar payments if a payment is not stamped. Payments received on Saturday will be credited on SunTrust’s next business day. If any payment date falls on a Saturday or Sunday or a legal bank holiday, payment will be due on the next business day. SunTrust’s business days are Monday through Friday, not including legal bank holidays.

Waivers

The Borrower and each other Obligor waive presentment, demand, protest, notice of protest and notice of dishonor and waive all exemptions, whether homestead or otherwise, as to the obligations evidenced by this Note and waive any discharge or defenses based on suretyship or impairment of Collateral or of recourse. The Borrower and each other Obligor waive any rights to require SunTrust to proceed against any other Obligor or any Collateral before proceeding against the Borrower or any of them, or any other Obligor, and agree that without notice to any Obligor and without affecting any Obligor’s liability, SunTrust, at any time or times, may grant extensions of the time for payment or other indulgences to any Obligor or permit the renewal or modification of this Note, or permit the substitution, exchange or release of any Collateral for this Note and may add or release any Obligor primarily or secondarily liable. The Borrower and each other Obligor agree that SunTrust may apply all monies made available to it from any part of the proceeds of the disposition of any Collateral or by exercise of the right of setoff either to the obligations under this Note or to any other obligations of any Obligor to SunTrust, as SunTrust may elect from time to time.

Waiver of Jury Trial

THE BORROWER AND SUNTRUST HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUNTRUST ENTERING INTO OR ACCEPTING THIS NOTE. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF SUNTRUST, NOR SUNTRUST’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUNTRUST WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

Patriot Act Notice

SunTrust hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act Title III of Pub. L. 107-56 (signed into law October 26, 2001), SunTrust may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow SunTrust to identify the Borrower in accordance with the Act.

Hold Harmless and Indemnification

Borrower hereby indemnifies and agrees to hold SunTrust and its officers, directors, employees, agents and affiliates harmless from and against all claims, damages, liabilities (including attorneys’ fees and legal expenses), causes of action, actions, suits and other legal proceedings (collectively, “Claims”) in any matter relating to or arising out of this Note or any loan document executed in connection with this Note, or any act, event or transaction related thereto or to the Collateral. Borrower shall immediately provide SunTrust with written notice of any such Claim. Upon request of SunTrust, Borrower shall defend SunTrust from such Claims, and pay the attorneys’ fees, legal expenses and other costs incurred in connection therewith, or in the alternative, SunTrust shall be entitled to employ its own legal counsel to defend such Claims at Borrower’s sole expense.

Miscellaneous

All amounts received by SunTrust shall be applied to expenses, late fees and interest before principal or in any other order as determined by SunTrust, in it sole discretion, as permitted by law. Any provision of this Note which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note. No amendment, modification, termination or waiver of any provision of this Note, nor consent to any departure by the Borrower from any term of this Note, shall in any event be effective unless it is in writing and signed by an authorized officer of SunTrust, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of SunTrust to exercise any right, power or remedy under this Note shall be construed as a waiver of the right to exercise the same or any other right at any time. If the Rate is tied to an external index and the index becomes unavailable during the term of this loan, SunTrust may, in its sole and absolute discretion, designate a substitute index with notice to the Borrower. The captions of the paragraphs of this Note are for convenience only and shall not be deemed to constitute a part hereof or used in construing the intent of the parties. All representations, warranties, covenants and agreements contained herein or made in writing by Borrower in connection herewith shall survive the execution and delivery of this Note and any other agreement, document or writing relating to or arising out of any of the foregoing. All notices or communications given to Borrower pursuant to the terms of this Note shall be in writing and may be given to Borrower at Borrower’s address as stated below or at the top of this Note unless Borrower notifies SunTrust in writing of a different address. Unless otherwise specifically provided herein to the contrary, such written notices and communications shall be delivered by hand or overnight courier service, or mailed by first class mail, postage prepaid, addressed to the Borrower at the address referred to herein. Any written notice delivered by hand or by overnight courier service shall be deemed given or received upon receipt. Any written notice delivered by U.S. Mail shall be deemed given or received on the third (3rd) business day after being deposited in the U.S. Mail.

Notwithstanding any provision of this Note of any loan document executed in connection with this Note to the contrary, the Borrower and SunTrust intend that no provision of this Note of any loan document executed in connection with this Note be interpreted, construed, applied, or enforced in a way that will permit or require the payment or collection of interest in excess of the highest rate of interest permitted to be paid or collected by the laws of the jurisdiction indicated below, or federal law if federal law preempts the law of such jurisdiction with respect to this transaction (the “Maximum Permitted Rate”). If, however, any such provision is so interpreted, construed, applied,, or enforced, Borrower and SunTrust intend (a) that such provision automatically shall be deemed revised so as to require payment only of interest at the Maximum Permitted Rate; and (b) if interest payments in excess of the Maximum Permitted Rate have been received, that the amount of such excess shall be deemed credited retroactively in reduction of the then-outstanding principal amount of this obligation, together with interest at the Maximum Permitted Rate. In connection with all calculations to determine the Maximum Permitted Rate, the Borrower and SunTrust intend (a) that all charges be excluded to the extent they are properly excludable under the usury laws of such jurisdiction or the United States, as they from time to time are determined to apply to this obligation; and (b) that all charges that may be spread in the manner provided by statute of the jurisdiction indicated or any similar law, be so spread.

Liability, Successors and Assigns and Choice of Law

Each Borrower shall be jointly and severally obligated and liable on this Note. This Note shall apply to an bind each of the Borrower’s heirs, personal representatives, successors and permitted assigns and shall inure to the benefit of SunTrust, its successors and assigns. Notwithstanding the foregoing, Borrower shall not assign Borrower’s rights or obligations under this Note without SunTrust’s prior written consent. The Borrower agrees that certain material events and occurrences relating to this Note bear a reasonable relationship to the laws of Florida. This Note shall be governed by the laws of Florida and, unless applicable law provides otherwise, in the event of any legal proceeding arising out of or related to this Note, the Borrower consents to the jurisdiction and venue of any court located in Florida.

Documentary and Intangible Taxes

In the event that any intangible tax or documentary stamp tax is due from SunTrust to any state or other governmental agency or authority because of the execution or holding of this Note, the Borrower shall, upon demand, reimburse SunTrust for any such tax paid.

Florida Documentary Stamp Tax

No Florida Documentary Stamp Tax are required.

Transfer of Loan

SunTrust may, at any time, sell, transfer or assign the Note, the related security instrument and any related loan documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). SunTrust may forward to each purchaser, transferee, assignee, servicer, participant, or investor in such Securities or any Rating Agency (as hereinafter defined) rating such Securities (collectively, the “Investor”) and each prospective Investor, all documents and information which SunTrust now has or may hereafter acquire relating to the Borrower, any loan to Borrower, any guarantor or the property, whether furnished by Borrower, any guarantor or otherwise, as SunTrust determines necessary or desirable. The term “Rating Agency” shall mean each statistical rating agency that has assigned a rating to the Securities.

By signing below under seal, the Borrower agrees to the terms of this Note and the disbursement of proceeds as described in the Disbursements and Charges Summary provided in connection with this transaction.

Nobility Homes Inc

By:	/s/ Thomas W. Trexler
Thomas W. Trexler, Executive Vice President

Borrower’s Billing Address:
3741 S.W. 7th St
Ocala, FL 34474-0000